GLOBAL PRECISION MEDICAL INC.

Release 02-03

#536 – 1489 Marine Drive, West Vancouver, British Columbia V7T 1B8

Contact: Lindsay Semple

Tel:

604-926-2939

Fax:

604-926-2920

E-mail:

globalprecision @shaw.ca

LEGAL DOMICILE MOVED TO U.S.

VANCOUVER, B.C, February 12, 2003, – GLOBAL PRECISION MEDICAL INC (OTCBB: “GBPMF”) (the “Company”) announces that it became a U.S. domiciled corporation on February 5, 2003, by way of a Continuation from British Columbia to the State of Wyoming under provisions of the B.C. Company Act and pursuant to W.S. 17-16-1503 of the 1989 Wyoming Business Corporation Act.  Provisions in the respective Acts allow for a seamless transition.

Reason for continuation

FDA (Federal Drug Administration) approval of its medical devices is a prerequisite for the Company to gain unfettered access to the world’s most important medical markets – the United States and Japan.  In order to assure the best possible chance of success of gaining FDA approval and building an important medical device company, management believes that it needs to establish the domicile and a presence for the Company in the US.

World opinion leaders in medicine tend to reside, practice and teach in the US.  The medical devices (starting with the URO-Stent) that Global Precision Medical Inc. will be bringing to market are in leading-edge areas and will require the support of opinion leaders in the field.  Having a presence in the US will increase the likelihood of engaging such leaders to conduct clinical trials there and to generally support the efforts of the Company.

The production and marketing of medical devices is dominated by the US, driven by the concentration of the world’s best Equipment Group Engineers.  Marketing expertise inside the US and Expeditionary Marketing conducted by principal engineers working closely with clinicians, technicians and nurses relaying back improvements to the design and execution team are key ingredients for the Company’s go-forward program.  These skills are not readily available outside the US and may not be readily available to a foreign company.

Further, as a US domiciled company, Global Precision Medical Inc. will increase its exposure to the US capital markets thereby increasing the possibility of financing the extensive programs that the Company has laid down.

Although there are no plans for senior management or employees to relocate from British Columbia at this time, in the future it is expected that Canadian employees and management will be relocating back and forwards including US specialists in the form of engineers, clinicians and regulatory expertise moving to Canada.

The Company’s research will continue to be carried out in Canada by way of a collaborative research agreement with MDMI, a private Canadian company located in Richmond, BC.  MDMI has worldwide industry experience in device design, manufacturing, distribution and operational systems.  Further research agreements are under negotiation with Global Medical Sciences Ltd. and their affiliated institutional partners in Moscow.

Benchmark:

The first benchmark set for the current quarter is the approval of the URO-Stent in Russia and follow-up sales.  Results of clinical trials under the direction of Dr. Dimitri Pushkar, Chairman of the Department of Urology at the Moscow Medical Semashko Institute, gathered from 3 sites in Moscow, is before the Russian Federation Ministry of Health for approval.   As recently reported, Dr. Pushkar has agreed to chair the Company’s Scientific Advisory Board and to assemble an international team of Urologists, initially from Russia, the US and Israel, who are opinion leaders in the field of deploying stents to treat Benign Prostate Hyperplasia.

Global Precision Medical Inc., through its relationship with scientists within IMET, (world-renowned Russian Institute of Metallurgy) and associated medical specialists from Russia’s leading research institutions, is positioned as a platform to use the unique shape-memory properties of NiTi to deliver minimally invasive medical devices to treat a wide range of human medical conditions, including the prostate.

On behalf of the Board of Directors

GLOBAL PRECISION MEDICAL INC.

/s/ Lindsay B. Semple - CEO and Director

 SAFE HARBOR STATEMENT

“THIS NEWS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, THE COMPANY'S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN."